UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 18, 2016

Hansen Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33151	14-1850535
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 East Middlefield Road, Mountain View, California		94043
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 404-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2016, the Company entered into a Retention Agreement with Christopher P. Lowe, its Interim Chief Financial Officer (the "Retention Agreement"). Pursuant to the terms of the Retention Agreement, provided that Mr. Lowe signs and does not revoke a waiver and release of claims against the Company and, if requested by our Board of Directors, resigns immediately as a member of the Board of Directors of the Company and each of its subsidiaries, if at any time Mr. Lowe’s employment with the Company is terminated due to a Covered Termination (as defined in the Retention Agreement and which includes (i) an Involuntary Termination Without Cause (as defined in the Retention Agreement) or (ii) a voluntary termination by Mr. Lowe of his employment for Good Reason (as defined in the Retention Agreement)), which occurs within three months prior to, or 12 months following, a change in control of the Company, then 100% of the unvested portion of any options, restricted stock, restricted stock units or other equity awards held by Mr. Lowe with regard to the Company’s capital stock shall become immediately vested.

The foregoing summary of the Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the Retention Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No. Description

10.1 Retention Agreement, by and between the Company and Chris Lowe, dated April 18, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hansen Medical, Inc.

April 22, 2016	By:	Christopher P. Lowe

Name: Christopher P. Lowe
Title: Interim Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	10.1 Retention Agreement, by and between the Company and Chris Lowe, dated April 18, 2016